                         NOTICE OF GUARANTEED DELIVERY

                           WITH RESPECT TO TENDER OF
          ANY AND ALL OUTSTANDING 12.50% SENIOR SECURED NOTES DUE 2006
                                IN EXCHANGE FOR
                      12.50% SENIOR SECURED NOTES DUE 2006
                                       OF
                       TRI-UNION DEVELOPMENT CORPORATION
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

               PURSUANT TO THE PROSPECTUS DATED NOVEMBER 2, 2001



THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 10, 2001, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.


                             The Exchange Agent is:

                       FIRSTAR BANK, NATIONAL ASSOCIATION

 By Registered or Certified            By Facsimile:           By Hand or Overnight Courier:
            Mail:
        Firstar Bank,                 (651) 229-6415                   Firstar Bank,
    National Association                                           National Association
      As Exchange Agent                                              As Exchange Agent
 MN-SP-12CT 101 Fifth Street                                    MN-SP-12CT 101 Fifth Street
     St. Paul, Minnesota                                            St. Paul, Minnesota
         55101-1860                                                     55101-1860
   Attention: Frank Leslie                                        Attention: Frank Leslie
                                   Confirm by Telephone:
                                      (651) 229-2600

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE VALID DELIVERY.


     As set forth in the prospectus, dated November 2, 2001 (the "Prospectus"; capitalized terms used but not defined herein shall have the meaning given to them in the Prospectus), of Tri-Union Development Corporation, a Texas corporation ("Tri-Union") and in the accompanying Letter of Transmittal and instructions thereto (the "Letter of Transmittal"), this form or one substantially equivalent hereto must be used to accept Tri-Union's offer (the "Exchange Offer") to exchange new 12.50% Senior Secured Notes due 2006 (the "New Notes") that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for all of its outstanding 12.50% Senior Secured Notes due 2006 (the "Old Notes") if the Letter of Transmittal or any other documents required thereby cannot be delivered to the exchange agent, or Old Notes cannot be delivered or if the procedures for book-entry transfer cannot be completed prior to the Expiration Date. This form may be delivered by an Eligible Institution by mail or hand delivery or transmitted, via facsimile, to the exchange agent as set forth above.


     This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.

Ladies and gentlemen:

     The undersigned hereby tender(s) to Tri-Union, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal (receipt of which is hereby acknowledged), the principal amount of Old Notes specified below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 2 of the Letter of Transmittal. By so tendering, the undersigned does hereby make, at and as of the date hereof, the representations and warranties of a tendering holder of Old Notes set forth in the Letter of Transmittal.

     The undersigned acknowledges that tenders of Old Notes may be withdrawn if the exchange agent receives at one of its addresses specified on the cover of this Notice of Guaranteed Delivery, not later than 5:00 p.m., New York City time on the Expiration Date, a facsimile transmission or letter setting forth the name of the holder, the aggregate principal amount of Old Notes the holder delivered for exchange, the certificate number(s) (if any) of the Old Notes and a statement that such holder is withdrawing his election to have such Old Notes or any portion thereof exchanged, in accordance with the procedures set forth in the prospectus.

     All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

                            PLEASE SIGN AND COMPLETE


Signature(s) of registered holder(s) or                Date: _________________________________________
Authorized Signatory: __________________________       Address: _____________________________________
________________________________________________
________________________________________________       Area Code
                                                       and Telephone No. ________________________
Name(s) of registered holder(s): _______________
________________________________________________       If Old Notes will be delivered by book-entry
________________________________________________       transfer, check trust company below:
Principal Amount of Old Notes Tendered:                [ ] The Depository Trust Company
________________________________________________
________________________________________________       Depository Account No. ___________________
________________________________________________
Certificate No.(s) of Old Notes (if available):
________________________________________________

DO NOT SEND OLD NOTES WITH THIS FORM. OLD NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

     This Notice of Guaranteed Delivery must be signed by the registered holder(s) of the Old Notes exactly as their name(s) appear on certificate(s) for the Old Notes or, if tendered by a participant in one of the book-entry transfer facilities, exactly as such participant's name appears on a security position listing as the owner of Old Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If the signature above is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):
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Capacity:
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Address(es):
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                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned institution, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program, hereby (i) represents that the above-named persons are deemed to own the Old Notes tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 14e-41"), (ii) represents that such tender of Old Notes complies with Rule 14e-4 and (iii) guarantees that the Old Notes tendered hereby in proper form for transfer or confirmation of book-entry transfer of such Old Notes into the exchange agent's account at the book-entry transfer facility, in each case together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature guarantees and any other documents required by the Letter of Transmittal, will be received by the exchange agent at its address set forth above within three New York Stock Exchange trading days after the Expiration Date.

     The undersigned institution must communicate the guarantee to the exchange agent and must deliver the Letter of Transmittal and Old Notes to the exchange agent within the time period shown herein. Failure to do so could result in a financial loss to the undersigned institution.
Name of Firm:
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